1

                                                         Exhibit (g)(4)

                              DELEGATION AGREEMENT

         AGREEMENT, dated as of December 7, 2000 by and between INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Delegate"), and each of the funds listed on Appendix A (each a "Fund").

         WHEREAS, pursuant to the provisions of Rule 17f-5 ("Rule 17f-5") under the Investment Company Act of 1940, as amended (the "1940 Act"), and subject to the terms and conditions set forth herein, the Board of the Fund desires to delegate to the Delegate certain responsibilities concerning Foreign Assets (as defined below), and the Delegate hereby agrees to accept such delegation, as described herein; and

         WHEREAS, pursuant to the provisions of Rule 17f-7 ("Rule 17f-7") under the 1940 Act, and subject to the terms and conditions set forth herein, the Board of the Fund desires to retain the Delegate to perform certain duties concerning Securities Depositories outside the United States, and the Delegate hereby agrees to perform such duties , as described herein;

         NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

1.       Definitions

         Capitalized terms in this Agreement have the following meanings:

         a.       Authorized Representative

                  Authorized Representative means any one of the persons who are empowered, on behalf of the parties to this Agreement, to receive notices from the other party and to send notices to the other party.

         b.       Board

                  Board means the Board of Directors (or the body authorized to exercise authority similar to that of the board of directors of a corporation) of a Fund.

         c.       Country Risk

                  Country Risk means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's financial infrastructure (including any risks related to Securities Depositories operating in such country); prevailing custody and settlement practices; and laws applicable to the safekeeping and recovery of Foreign Assets held in custody.

         d.       Eligible Foreign Custodian

                  Eligible Foreign Custodian has the meaning set forth in Rule 17f-5(a)(1) and it is understood that such term includes any bank as defined in
Section 2(a)(5) of the 1940 Act meeting the requirements of Section 17(f) of the 1940 Act for a custodian.

e.       Foreign  Assets

                  Foreign Assets has the meaning set forth in Rule 17f-5(a)(2).

         f.       Foreign Custody Manager

                  Foreign Custody Manager has the meaning set forth in Rule 17f-5(a)(3).

g.       Securities Depository

                  Securities Depository has the meaning set forth in Rule 17f-4(a).

         h.       Monitor

                  Monitor means to re-assess or re-evaluate, at reasonable intervals, a decision, determination or analysis previously made.

2.       Representations

         a.       Delegate's Representations

                  Delegate represents that it is a trust company chartered under the laws of the Commonwealth of Massachusetts. Delegate further represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to so bind the Delegate with respect to the subject matter of this Agreement.

         b.       Fund's Representations

                  Each Fund represents that its Board has determined that it is reasonable to rely on Delegate to perform the responsibilities described in this Agreement. Each Fund further represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to so bind the Fund with respect to the subject matter of this Agreement.

3.       Jurisdictions and Depositories Covered

         a.       Initial Jurisdictions and Depositories

                  The authority delegated by this Agreement in connection with Rule 17f-5 applies only with respect to a Fund's Foreign Assets held in the jurisdictions listed in Appendix B1. Delegate's responsibilities under this Agreement in connection with Rule 17f-7 apply only with respect to the Securities Depositories listed in Appendix B2. Upon the creation of a new
Securities Depository in any of the jurisdictions listed in Appendix B1 at the time of such creation, such Securities Depository will automatically be deemed to be listed in Appendix B2 and will be covered by the terms of this Agreement provided Delegate has delivered to each Fund or its investment adviser (as used in this Agreement, "investment adviser" shall mean the entity responsible for the day to day management of the Fund's investment program, be it an investment adviser or a sub-adviser) the information specified in Section 6(c) of this Agreement relating to the Securities Depository's qualification as an Eligible Securities Depository and if such creation occurs on or after July 1, 2001, a risk analysis for such Securities Depository in accordance with Rule 17f-7(a)(1)(i)(A).

         b.       Added Jurisdictions and Depositories

                  Jurisdictions and related Securities Depositories may be added to Appendix B1 and Appendix B2, respectively, by written agreement in the form of Appendix C. Delegate's responsibility and authority with respect to any jurisdiction or Securities Depository, respectively, so added will commence at the later of (i) the time that Delegate's Authorized Representative and Board's Authorized Representative have both executed a copy of Appendix C listing such jurisdiction and/or Securities Depository, or (ii) the time that Delegate's Authorized Representative receives a copy of such fully executed Appendix C, provided that, with respect to the addition of any Securities Depository to Appendix B2 pursuant to this Section 3(b), such addition shall be effective only if Delegate has delivered to each Fund or its investment adviser the information specified in Section 6(c) of this Agreement relating to the Securities Depository's qualification as an Eligible Securities Depository and if such creation occurs on or after July 1, 2001, a risk analysis for such Securities Depository in accordance with Rule 17f-7(a)(1)(i)(A).

         c.       Withdrawn Jurisdictions

                  Each Fund's Board may withdraw its (i)  delegation to Delegate with respect to any jurisdiction or (ii) retention of Delegate with respect to any Securities Depository, upon written notice to Delegate. Delegate may withdraw its (i) acceptance of delegation with respect to any jurisdiction or
(ii) retention with respect to any Securities Depository, upon written notice to any Board. Thirty days (or, if such time period is less than reasonably practicable, such longer period as to which the parties agree in such event) after receipt of any such notice by the Authorized Representative of the party other than the party giving notice, Delegate shall have no further responsibility or authority under this Agreement with respect to the jurisdiction(s) or Securities Depository as to which delegation is withdrawn.

4.       Delegation of Authority to Act as Foreign Custody Manager

         a.       Selection of Eligible Foreign Custodians

                  Subject  to  the   provisions   of  this   Agreement  and  the
requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized to place and maintain a Fund's Foreign Assets in the care of any Eligible Foreign Custodian(s) selected by Delegate in each jurisdiction to which this Agreement applies, except that Delegate does not accept such authorization with regard to Securities Depositories.

         b.       Contracts With Eligible Foreign Custodians

                  Subject  to  the   provisions   of  this   Agreement  and  the
requirements of Rule 17f-5 (and any other applicable law), Delegate is responsible for entering into a written contract with each Eligible Foreign Custodian Delegate selects to custody a Fund's Foreign Assets.

5.       Monitoring of Eligible Foreign Custodians and Contracts

         In each case in which Delegate has exercised the authority delegated under this Agreement to place Foreign Assets with an Eligible Foreign Custodian, Delegate shall establish a system to Monitor the appropriateness of maintaining the Fund's Foreign Assets with such Eligible Foreign Custodian under Section 7(b) of this Agreement and the performance of the contract entered into with such Eligible Foreign Custodian under Section 7(c) of this Agreement. If Delegate's arrangements with an Eligible Foreign Custodian for custody of a Fund's Foreign Assets no longer meet the requirements of Rule 17f-5, Delegate shall withdraw the Fund's Foreign Assets from the custody of such Eligible Foreign Custodian and make arrangements for the custody of such Foreign Assets with a successor Eligible Foreign Custodian meeting the requirements of Rule 17f-5 in accordance with the terms of this Agreement, as soon as reasonably practicable; the Fund shall bear all reasonable expenses relating to the relocation of Foreign Assets under such circumstances provided Delegate's performance of its duties with respect to the custody of such Foreign Assets has met the standard of care set forth in Section 8 of this Agreement. If Delegate determines that no successor custodian will meet the requirements of this Agreement and Rule 17f-5, then Delegate shall promptly notify the Fund or its investment adviser of such fact and shall comply with such instructions as the Fund or its investment adviser may reasonably give in order to permit the Fund to withdraw such Foreign Assets as soon as reasonably practicable in accordance with Rule 17f-5.

         Notwithstanding anything herein to the contrary, beginning 30 days after Delegate has notified a Fund or its investment adviser that no custodian in a particular jurisdiction will meet the requirements of this Agreement and Rule 17f-5, Delegate shall no longer be responsible, and Delegate shall not be liable and shall be held harmless, for such jurisdiction under this Agreement.

6.       Securities Depositories

a. Delegate shall, by no later than July 2, 2001, provide the Fund or its investment adviser with an analysis of the custody risks associated with maintaining assets with each Securities Depository listed on Appendix B2 hereto in accordance with Rule 17f-7(a)(1)(i)(A).

b. In accordance with the requirements of Rule 17f-7, Delegate shall Monitor the custody risks associated with maintaining assets with each Securities Depository listed on Appendix B2 hereto on a continuing basis, and shall promptly notify the Fund or its investment adviser of any material change in such risks.

         c. Delegate shall, concurrent with the execution of this Agreement, provide each Fund or its investment adviser with information which will enable such Fund or its investment adviser to determine whether each Securities Depository listed in Appendix B2 is an Eligible Securities Depository as defined in Rule 17f-7(b)(1). Delegate shall notify each Fund or its investment adviser of any material change in any information provided by Delegate regarding whether a Securities Depository meets the definition of Eligible Securities Depository promptly after becoming aware of any such change.

7.       Guidelines and Procedures for the Exercise of Delegated Authority

         a.       Determinations Regarding Country Risk

                  Delegate shall not be responsible for such Country Risk as is incurred by placing and maintaining Foreign Assets in the jurisdictions to which this Agreement applies except as provided in this Agreement and Rules 17f-5and 17f-7. Except as specifically described herein, nothing in this Agreement shall require Delegate to make any selection or to engage in any Monitoring on behalf of Fund that would entail consideration of Country Risk.

         b.       Selection of Eligible Foreign Custodians

                  Delegate may place and maintain a Fund's Foreign Assets with an Eligible Foreign Custodian only if Delegate determines that the Fund's Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market after considering all factors relevant to the safekeeping of such Foreign Assets, including, without limitation;

                i. The Eligible Foreign Custodian's practices, procedures, and internal controls,including, but not limited to, the physical protections available for certificated securities
                  (if applicable), the method of keeping custodial records, and the security and data protection practices;

               ii.Whether the Eligible Foreign Custodian has the requisite financial strength to provide reasonable care for Foreign Assets;

              iii.The Eligible Foreign Custodian's general reputation and standing;

              iv. Whether Fund will have  jurisdiction over and be able
                  to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of the Eligible Foreign Custodian in the United States or the Eligible Foreign Custodian's consent to service of process in the United States;

         c.       Written Contracts

                  The arrangement with each Eligible Foreign Custodian pursuant to this Agreement shall be governed by a written contract. Delegate shall determine that each such contract provides reasonable care for a Fund's Foreign Assets based on the standards specified in Section 7(b) of this Agreement. Delegate shall ensure that each such contract meets the requirements of Rule 17f-5(c)(2)(i)-(ii).

8.       Standard of Care

a. In exercising the authority delegated under this Agreement with regard to its duties under Rule 17f-5, Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of Foreign Assets of an investment company registered under the 1940 Act would exercise.

b. In carrying out its responsibilities under this Agreement with regard to Rule 17f-7, Delegate agrees to exercise reasonable care, prudence and diligence.

9.       Reporting Requirements

         Delegate agrees to provide written reports notifying a Fund's Board of the placement of Foreign Assets with a particular Eligible Foreign Custodian and of any material change in a Fund's arrangements with Eligible Foreign Custodians. Such reports shall be provided to Board quarterly for consideration at the next regularly scheduled meeting of the Board or earlier if deemed necessary or advisable by the Delegate in its sole discretion or requested by the Board.

10.      Provision of Information Regarding Country Risk

         With respect to the jurisdictions listed in Appendix B1, or added thereto pursuant to Article 3, Delegate agrees to provide the Board and the Fund's investment adviser with access to Eyes to the WorldTM, a service available through the Delegate's Web Site at www.ibtco.com, containing information relating to Country Risk, if available, as is specified in Appendix D to this Agreement. Such information relating to Country Risk shall be updated from time to time as the Delegate deems necessary.

11.      Limitation of Liability.
         -----------------------

         a. Notwithstanding anything in this Agreement to the contrary, in no event shall the Delegate or any of its officers, directors, employees or agents (collectively, the "Indemnified Parties") be liable to the Fund or any third party, and the Fund shall indemnify and hold the Delegate and the Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, costs and expenses, including legal fees, (a "Claim") arising as a result of any act or omission of the Delegate or any Indemnified Party under this Agreement, except to the extent any Claim results from the negligence, willful misfeasance or bad faith of the Delegate or any Indemnified Party. Without limiting the foregoing, neither the Delegate nor the Indemnified Parties shall be liable for, and the Delegate and the Indemnified Parties shall be indemnified against, any Claim arising as a result of:

                  i. Any act or omission by the Delegate or any Indemnified Party in reasonable good faith reliance upon the terms of this Agreement, any resolution of the Board, telegram, telecopy, notice, request, certificate or other instrument reasonably believed by the Delegate to be genuine;

                  ii. Any information which the Delegate provides or does not provide under Section 10 hereof, except for any information provided under Section 10 hereof that comprises information concerning Securities Depositories provided pursuant to Section 6 hereof;

                  iii. Any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events.

         b. Notwithstanding anything to the contrary in this Agreement, in no event shall the Delegate or the Indemnified Parties be liable to the Fund or any third party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder.

12.      Effectiveness and Termination of Agreement

         This Agreement shall be effective as of the later of the date of execution on behalf of each Fund or Delegate and shall remain in effect until terminated as provided herein. This Agreement may be terminated with respect to any Fund at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective 30 days after receipt by the non-terminating party of such notice. Termination of this Agreement with respect to any Fund shall not affect this Agreement as it applies to Delegate and any other Fund.

13.      Authorized Representatives and Notices

         The respective Authorized Representatives of each Fund and its Board, and the addresses to which notices and other documents under this Agreement are to be sent to each, are as set forth in Appendix E. Any Authorized Representative of a party may add or delete persons from that party's list of Authorized Representatives by written notice to an Authorized Representative of the other party.

14.      Governing Law

         This Agreement shall be constructed in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of choice of law.

15.      Limitation of Liability with Respect to each Fund

         Delegate expressly acknowledges the provision in the Declaration of Trust or equivalent instrument of each Fund organized as a business trust which limits the personal liability of the trustees, officers, employees and shareholders of such Fund, and hereby agrees that they shall have recourse only to such Fund for payment of claims or obligations as between such Fund and Delegate arising out of this Agreement and shall not seek satisfaction from any trustee, officer, employee or shareholders of such Fund. In addition, Delegate expressly acknowledges and agrees that each Fund listed on Appendix A hereto is executing this Agreement in its individual capacity and that it will not be responsible for any obligation of any other Fund under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

                                     Investors Bank & Trust Company

                                    By:  s/Andrew M. Nesvet
                                        ----------------
                                  Name:  Andrew M. Nesvet
                                 Title:  Senior Director

                                Each of the Funds  listed on Appendix A hereto

                                     By:  s/ James L. O'Connor
                                        --------------------
                                   Name:    James L. O'Connor
                                  Title:    Treasurer

List of Appendices

         A --   Wright Funds

         B1 -- Jurisdictions Covered

         B2 -- Securities Depositories Covered

         C --   Form for Adding Jurisdictions/Securities Depositories Covered

         D--    Information Regarding Country Risk

         E --   Authorized Representatives

                                   APPENDIX A

                              Wright Managed Funds

Spoke/stand alone funds
------------------------
The Wright Managed Equity Trust
--------------------------------
Wright Selected Blue Chip Equities Fund
Wright Major Blue Chip Equities Fund
Wright International Blue Chip Equities Fund

The Wright Managed Income Trust
-------------------------------
Wright U.S. Treasury Fund
Wright U.S. Government Near Term Fund
Wright Total Return Bond Fund
Wright Current Income Fund
Wright U.S. Treasury Money Market Fund

Catholic Values Investment Trust
----------------------------------
Catholic Values Investment Trust Equity Fund

The Wright Managed Blue Chip Series Trust
------------------------------------------
Wright Selected Blue Chip Portfolio
Wright International Blue Chip Portfolio
Catholic Values Equity Investment Portfolio

The Wright EquiFund Equity Trust
----------------------------------
Wright EquiFund-Hong Kong/China
Wright EquiFund-Japan
Wright EquiFund-Mexico
Wright EquiFund-Netherlands

The Wright Asset Allocation Trust
------------------------------------
Wright Managed Growth with Income Fund
Wright Managed Income with Growth Fund
Wright Managed Growth Fund

Hub funds
----------
The Wright Blue Chip Master Portfolio Trust
-------------------------------------------
Selected Blue Chip Equities Portfolio
International Blue Chip Equities Portfolio
Current Income Portfolio
U.S. Government Near Term Portfolio
U.S. Treasury Portfolio

                                   APPENDIX B1

                              Jurisdictions Covered
                            ---------------------------

                          Argentina                     Kenya
                          Austria                       Korea
                          Australia                     Latvia
                          Bahrain                       Lebanon
                          Bangladesh                    Lithuania
                          Belgium                       Luxembourg
                          Bermuda                       Malaysia
                          Bolivia                       Mauritius
                          Botswana                      Mexico
                          Brazil                        Morocco
                          Bulgaria                      Namibia
                          Canada                        Netherlands
                          Chile                         New Zealand
                          China                         Norway
                          Clearstream (Cedel)           Oman
                          Colombia                      Pakistan
                          Costa Rica                    Panama
                          Croatia                       Papau New Guinea
                          Cyprus                        Peru
                          Czech Republic                Philippines
                          Denmark                       Poland
                          Ecuador                       Portugal
                          Egypt                         Romania
                          Estonia                       Russia
                          Euroclear                     Singapore
                          Finland                       Slovak Republic
                          France                        Slovenia
                          Germany                       South Africa
                          Ghana                         Spain
                          Greece                        Sri Lanka
                          Hong Kong                     Swaziland
                          Hungary                       Sweden
                          Iceland                       Switzerland
                          India                         Taiwan
                          Indonesia                     Thailand
                          Ireland                       Turkey
                          Israel                        Ukraine
                          Italy                         United Kingdom
                          Ivory Coast                   Uruguay
                          Japan                         Venezuela
                          Jordan                        Zambia
                          Kazakhstan                    Zimbabwe

                                  APPENDIX B2

                         Securities Depositories Covered

               [delete those countries which are not delegated]

                          Argentina              CDV
                                                 CRYL

                         Australia              Austraclear Ltd.
                                                CHESS
                                                RITS

                         Austria                OeKB AG

                         Bahrain                None

                         Bangladesh             None

                         Belgium                BKB
                                                CIK

                         Bermuda                None

                         Botswana               None

                         Brazil                 CBLC
                                                CETIP
                                                SELIC

                         Bulgaria The Bulgarian National Bank The Central Depository

                         Canada                 Bank of Canada
                                                CDS

                         Chile                  DCV

                         China                  SSCC
                                                SSCCRC

                         Clearstream

                         Colombia               DCV
                                                DECEVAL

                         Costa Rica             CEVAL

                         Croatia                CNB
                                                Ministry of Finance
                                                SDA

                         Czech Republic         SCP
                                                TKD

                         Denmark                VP

                         Ecuador                DECEVALE, S.A.

                         Egypt                  Misr for Clearing, Settlement
                                                 & Dep.

                         Estonia                ECDSL

                         Euroclear

                         Finland                APK

                         France                 Sicovam SA

                         Germany Clearstream

                         Ghana                  None

                         Greece                 Bank of Greece
                                                 CSD

                         Hong Kong              CCASS
                                                CMU

                         Hungary                Keler Ltd.

                         India                  CDSL
                                                NSDL

                         Indonesia              Bank Indonesia
                                                PT.KSEI

                         Ireland                CREST
                                                Gilt Settlement Office

                         Israel                 TASE Clearing House Ltd.

                         Italy                  Banca d-Italia
                                                Monte Titoli

                         Ivory Coast*           Depositaire Central/Banque
                                                 de Reglement

                         Japan                  Bank of Japan
                                                JASDEC

                         Jordan                 SDC

                         Kazakhstan             Kazakhstan Central Securities
                                                 Depository

                         Kenya                  Central Bank of Kenya Central
                                                 Depository

                         Korea                  KSD

                         Latvia                 Bank of Latvia
                                                LCD

                         Lebanon                Banque de Liban
                                                MIDCLEAR

                         Lithuania              CSDL

                         Luxembourg             Clearstream

                         Malaysia               BNM (SSTS)
                                                MCD

                         Mauritius              CDS

                         Mexico                 S.D. Indeval

                         Morocco                Maroclear S.A.

                         Netherlands            NECIGEF

                         New Zealand            New Zealand Central Securities
                                                Depository

                         Norway                 VPS

                         Oman                   MDSRC

                         Pakistan               Central Depository Co. of
                                                Pakistan Limited
                                                State Bank of Pakistan

                         Peru                   CAVALI

                         Philippines            PCD
                                                RoSS

                         Poland                 CRBS
                                                NDS

                         Portugal               Central de Valores Mobiliarios

                         Romania                NBR
                                                SNCDD
                                                Stock Exchange Registry,
                                                 Clearing & Settlement

                         Russia                 DCC
                                                NDC
                                                VTB

                         Singapore              CDP
                                                MAS

                         Slovak Republic        NBS
                                                SCP

                         Slovenia               KDD

                         South Africa           STRATE
                                                The Central Depository (Pty)Ltd.

                         Spain                  Banco de Espana
                                                SCLV

                         Sri Lanka              CDS

                         Sweden                 VPC AB

                         Switzerland            SIS SegaIntersettle AG

                         Taiwan                 TSCD

                         Thailand               TSD

                         Turkey                 CBT
                                                Takasbank

                         Ukraine                Depository of the National Bank
                                                of Ukraine
                                                MFS Depository

                         Uruguay                None

                         United Kingdom         CMO
                                                CREST

                         Venezuela              BCV
                                                CVV

                         Zambia                 Bank of Zambia
                                                LuSE CSD

                         Zimbabwe               None


     * Benin, Burkina-Faso, Guinea Bissau, Mali, Nigeria, Senegal, and Togo are available through the Ivory Coast

                                   APPENDIX C

           Additional Jurisdictions and Securities Depositories Covered
          -----------------------------------------------------------------
         Pursuant to Article 3 of this Agreement, Delegate and Board agree that the following jurisdictions and Securities Depositories shall be added to Appendices B1 and B2, respectively:

                [insert additional countries/depositories]






Investors Bank & Trust Company

By:  ___________________________________

Name:

Title:


[FUND]


By:____________________________________

Name:

Title:




DATE:  ______________________________

                                   APPENDIX D

                       Information Regarding Country Risk

         To aid the Board in its determinations regarding Country Risk, Delegate will furnish Board annually with respect to the jurisdictions specified in
Article 3, the following information:

1.       Copy of Addenda or Side Letters to Subcustodian Agreements

2.       Legal Opinion, if available, with regard to:

         a) Access to books and records by the Fund's accountants

         b) Ability to recover assets in the event of bankruptcy of a custodian

         c) Ability to recover assets in the event of a loss

         d) Likelihood of expropriation or nationalization, if available

         e) Ability to repatriate or convert cash or cash equivalents

3.       Audit Report

4.       Copy of Balance Sheet from Annual Report

5.       Country Profile Matrix containing market practice for:

         a) Delivery versus payment

         b) Settlement method

         c) Currency restrictions

         d) Buy-in practice

         e) Foreign ownership limits

         f) Unique market arrangements

                                   APPENDIX E

                           Authorized Representatives

The names and addresses of each party's authorized representatives are set forth below:

         A.  BOARD

                  James L. O'Connor, Treasurer
                  The Wright Managed Funds
                  255 State Street
                  Boston, MA  02109

         With a copy to:

                  A.M.Moody,III,Vice President
                  The Wright Managed Funds
                  440 Wheelers Farms Road
                  Milford, CT   06460

         B.  DELEGATE

                  Investors Bank & Trust Company
                  200 Clarendon Street

                  P.O. Box 9130
                  Boston, MA 02117-9130
                  Attention:  Chris Smith, Director, Client Management
                  Fax:  (617) 330-6033

         With a copy to:

                  Investors Bank & Trust Company
                  200 Clarendon Street

                  P.O. Box 9130
                  Boston, MA 02117-9130
                  Attention:  Andrew S. Josef, Assistant General Counsel
                  Fax:  (617) 946-1929


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